UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2013

FIRST DATA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5565 GLENRIDGE CONNECTOR, N.E., SUITE 2000, ATLANTA, GEORGIA	30342
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (404) 890-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Interim Chief Executive Officer

On April 28, 2013, First Data Corporation (“First Data”) issued a press release (the “Press Release”) announcing that, effective April 29, 2013 (the “Commencement Date”), Edward A. Labry III will step down from his position as interim Chief Executive Officer of First Data but continue to lead First Data’s Retail and Alliance Services segment.

Appointment of New Chief Executive Officer and Director

First Data announced in the Press Release that it appointed Frank J. Bisignano, 53, as the new Chief Executive Officer and a member of the Board of Directors of First Data.  Mr. Bisignano was also appointed as the Chief Executive Officer and a member of the Board of Directors of First Data Holdings Inc. (“Holdings”), the parent company of First Data.  He will serve as a member of the Technology and Investment Committee of both Boards of Directors.  Mr. Bisignano replaces First Data’s interim Chief Executive Officer, Mr. Labry, effective as of the Commencement Date.

Prior to joining First Data, Mr. Bisignano was Co-Chief Operating Officer for JPMorgan Chase & Co. (“JPMorgan Chase”) from July 2012 to April 2013, Chief Executive Officer of Mortgage Banking at JPMorgan Chase from February 2011 until December 2012, and Chief Administrative Officer of JPMorgan Chase from December 2005 until July 2012. Mr. Bisignano served on JPMorgan Chase’s Operating Committee, it most senior governing body, and its Executive Committee.

A copy of the Press Release has been filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreement and Compensation

On April 28, 2013, First Data and Holdings entered into an employment agreement with Mr. Bisignano (the “Employment Agreement”).  A copy of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Employment Agreement provides for an initial five-year term from the Commencement Date and automatic one-year extensions after such time unless terminated by either party with prior written notice.

Under the terms of the Employment Agreement, Mr. Bisignano will earn an annual base salary of $1,500,000, which base salary may be increased but not decreased; receive a guaranteed annual incentive payment for 2013 in an amount which results in Mr. Bisignano being paid by both First Data and his prior employer, in the form of base salary and cash incentive payments (excluding any special, one-time incentive payments), at least $4.75 million; and commencing with the 2014 fiscal year, be eligible to receive a discretionary annual incentive payment in such amount as determined in the sole discretion of the Compensation Committee of the Board of Directors of First Data, based upon its assessment of Mr. Bisignano’s performance, payable in the form of cash, equity-based awards or a combination thereof. Mr. Bisignano will be eligible to receive executive perquisites, fringe and other benefits consistent with what is provided to other executive officers of First Data, reimbursement for temporary living, commuting and relocation expenses, use of a car and driver, financial planning and use of private aircraft.  In addition, Mr. Bisignano will be eligible to participate in First Data’s 401(k), medical, dental, short and long-term disability, and life insurance plans.

Upon termination of Mr. Bisignano’s employment by First Data without “cause” (as defined in the Employment Agreement), by Mr. Bisignano for “good reason” (as defined in the Employment Agreement), due to Mr. Bisignano’s death or “disability” (as defined in the Employment Agreement) or due to First Data’s non-renewal of the employment term, conditioned upon the execution and effectiveness of a release of claims against First Data and its affiliates and in addition to certain accrued amounts, Mr. Bisignano will be entitled to (i) payment, in installments ratably over a 24 month period (the “Severance Period”), of an amount equal to the greater of (X) $9.5 million or (Y) two times the sum of his base salary and the average of his annual incentive payments paid in respect of the two fiscal years prior to the date of his termination (provided, that if Mr. Bisignano’s employment is terminated by him for “good reason” following a “change of control” (within the meaning of Section 409A of the Internal Revenue Code) within two years following such “change of control”, the payment will be made in a lump sum cash payment), (ii) payment, in installments over the Severance Period of an amount equal to financial planning benefits for two years following his termination of employment, (iii) health insurance, excess disability and life insurance coverage until his death, unless earlier terminated in accordance with the Employment Agreement (the “Retiree Benefits”) and (iv) a pro rata portion of the annual incentive payment, if any, that would have otherwise been payable in respect of such year if he had remained employed through such year.

Upon termination of Mr. Bisignano’s employment with First Data by Mr. Bisignano without “good reason”, in addition to certain accrued amounts, Mr. Bisignano will be entitled to receive the Retiree Benefits.

Pursuant to the terms of the Employment Agreement, Mr. Bisignano is subject to covenants not to: (i) disparage First Data or interfere with existing or prospective business relationships, (ii) disclose confidential information, (iii) solicit certain employees of First Data and (iv) compete.  In the event of an alleged material breach of the covenant not to solicit certain employees of First Data and not to compete, any unpaid severance amounts will be suspended until a final determination has been made that Mr. Bisignano has in fact materially breached such covenants at which time the right to any further payment is forfeited.

Mr. Bisignano will be entitled to reimbursement for the reasonable legal fees and expenses incurred in connection with negotiating and documenting the Employment Agreement and its exhibits and related estate planning, subject to receiving customary back-up documentation regarding such fees and expenses and an aggregate cap of $100,000.

In addition, pursuant to the terms of the Employment Agreement, First Data agrees that during the term of the Employment Agreement and for a period of two years thereafter, First Data will continue for Mr. Bisignano’s benefit the tax-gross up provided under the First Data Severance/Change in Control Policy as in effect as of the date of the Employment Agreement.

Equity Compensation

Under the terms of the Employment Agreement, Mr. Bisignano will purchase 857,143 shares of common stock of Holdings for $3,000,000, will be granted 4,285,715 shares of common stock of Holdings, and will be granted, under the 2007 Stock Incentive Plan for Key Employees of First Data Corporation as amended, (1) options to purchase 26,285,714 shares of common stock of Holdings and (2) 1,428,571 fully vested restricted stock units (“RSUs”).

The options have a ten-year term and an exercise price that is expected to be $3.50 per share.  The options have time-based vesting, whereby 20% of the options vest on each of the first five anniversaries of the Commencement Date, subject to Mr. Bisignano’s continued employment.  The options are subject to acceleration and such other terms and conditions as contained in the Stock Option Agreement attached as Exhibit C to Exhibit 10.1 to this Current Report on Form 8-K.

The RSUs granted to Mr. Bisignano will be 100% vested as of the grant date and shares of common stock of Holdings will be distributed to Mr. Bisignano on the earlier of (1) the 10th day following Mr. Bisignano’s termination of employment for any reason and (2) the date in 2014 on which the 2013 annual incentive payment is paid to Mr. Bisignano.  The RSUs are subject to such other terms and conditions as contained in the Restricted Stock Unit Agreement attached as Exhibit D to Exhibit 10.1 to this Current Report on Form 8-K.

In connection with the purchase of stock and grant of options, stock and RSUs, Mr. Bisignano will also enter into a Management Stockholder’s Agreement and a Sale Participation Agreement, in substantially the same forms as Exhibits A and E to Exhibit 10.1 to this Current Report on Form 8-K.

The Management Stockholder’s Agreement provides that, among other matters, the foregoing options and stock, including stock underlying the options and stock received upon settlement of RSUs, are subject to call rights by Holdings if Mr. Bisignano’s employment is terminated and the stock is subject to transfer restrictions until April 29, 2018.  Under the Employment Agreement, if a Change of Control (as defined in the Management Stockholder’s Agreement) of First Data occurs within 180 days after the date for determining the price for the exercise of Holdings’ call right upon a termination due to death or “disability”, by Mr. Bisignano for “good reason” or by First Data without “cause”, the call price will be adjusted so that Holdings will pay Mr. Bisignano a per share price equal to the per share price paid in such Change of Control.

The Sale Participation Agreement provides Mr. Bisignano with the right to participate in the sale of shares of Holdings’ stock by certain entities and requires him to participate in a sale of shares if elected by Holdings under the terms and conditions described therein.

Item 9.01              Financial Statements and Exhibits.

(d)           The following is a list of the Exhibits filed with this report.

Exhibit
Number	Description of Exhibit

10.1	Employment Agreement with Frank J. Bisignano, effective as of April 28, 2013.

10.2

2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates, as amended (incorporated by reference to Exhibit 10.31(1) of the Registrant’s Annual Report on Form 10-K filed on March 19, 2013, Commission File No. 1-11073).

10.3	Press release, dated April 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

Date: May 2, 2013

Exhibit Index

The following is a list of the Exhibits filed with this report.

Exhibit
Number	Description of Exhibit

10.1	Employment Agreement with Frank J. Bisignano, effective as of April 28, 2013.

10.2

2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates, as amended (incorporated by reference to Exhibit 10.31(1) of the Registrant’s Annual Report on Form 10-K filed on March 19, 2013, Commission File No. 1-11073).

10.3	Press release, dated April 28, 2013.